Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                      |_| Confidential, For Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2)

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                          HOMETOWN AUTO RETAILERS, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 011.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date filed:

                          HOMETOWN AUTO RETAILERS, INC.

                    Notice of Annual Meeting of Stockholders
                   To Be Held On August 7, 2003 at 10:00 A.M.

TO THE STOCKHOLDERS OF HOMETOWN AUTO RETAILERS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hometown Auto Retailers, Inc. ("Hometown") will be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Thursday, August 7, 2003 at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1. To elect seven directors for one-year terms or until their successors shall have been duly elected and qualified.

      2. To ratify the selection of BDO Seidman LLP as independent auditors for the year ending December 31, 2003.

      3. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on June 26, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Charles F. Schwartz
                                        ----------------------------------------
                                        Charles F. Schwartz, Chief Financial
                                        Officer and Secretary

Dated: Watertown, Connecticut
       June 26, 2003

            --------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save Hometown the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            --------------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held August 7, 2003

      This Statement is furnished to the stockholders of Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2003 Annual Meeting of Stockholders of Hometown to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Thursday, August 7, 2003 at 10:00 A.M., Eastern Standard Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is July 1, 2003.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the meeting, the close of business on June 26, 2003 (the "Record Date"), there were outstanding 3,564,605 shares of Class A common stock, par value $.001 per share, each of which will be entitled to one vote, and there were outstanding 3,610,500 shares of Class B common stock, par value $.001 per share, each of which will be entitled to ten votes. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Directors are elected by a plurality of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which are marked "WITHHOLD" to vote for all seven nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Ratification of selection of auditors requires a majority of votes cast at the meeting provided a quorum is present.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. If the proxy does not specify how the shares are to be voted, they will be voted in accordance with the recommendations of the Board of Directors. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Chief Financial Officer of Hometown at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                                 PROPOSAL NO. 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      At this meeting seven directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes will have the right to vote for substitute nominees. The nominees were selected by the Board of Directors of Hometown and are all currently directors except for Mr. Dzinski who has been nominated to become a director at the 2003 Annual Meeting of Stockholders. Certain information with respect to each nominee is stated below.

Directors Nominated for One-Year Terms:

Name                          Age    Position with Hometown                      Director Since
----                          ---    ----------------------                      --------------
Corey E. Shaker               46     President, Chief Executive Officer and           1997
                                     Director
William C. Muller Jr.         51     Regional Vice President - South                  1997
                                     Division and Director
Joseph Shaker                 35     Regional Vice President - East                   1997
                                     Division and Director
H. Dennis Lauzon              54     Director                                         2002
Timothy C. Moynahan *         63     Director                                         2002
Steven A. Fournier *          48     Director                                         2002
Bernard J. Dzinski Jr. **     39     Director                                     To be elected

----------
*     Member of Audit and Compensation Committees

** Expected to become a member of Audit and Compensation Committees upon election.

      Corey E. Shaker was named President and Chief Operating Officer on February 7, 2000, and added the title of Chief Executive Officer on August 29, 2000. In addition, he was Vice President-Connecticut Operations since October 1, 1997 and was in charge of Hometown's Company-wide sales training efforts. Prior to that, from 1989 he was Chief Operating Officer and General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a past member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three-time winner of the Lincoln Mercury Inner Circle award. He is also a first cousin to Steven Shaker, the Regional VP - North Division, and Joseph Shaker, the Regional VP - East Division and director of Hometown. He holds a B.S. in Business Administration from Providence College.

      William C. Muller Jr. has been Regional Vice President - South Division since March 2000. Mr. Muller has been Vice President-New Jersey Operations since October 1, 1997. In addition, from 1980 he was the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc (both of which are currently known as Muller Automotive Group, Inc. and Muller Chevrolet, Isuzu, Inc., respectively.) Under his management, Muller Toyota has been: (a) a 13-time recipient of Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards; (b) a 13-time recipient of Toyota Parts Excellence Award; (c) a 9-time winner of the Toyota Service Excellence Award; and (d) a 3-time winner of Toyota's Sales Excellence Award. He holds a B.A. degree from Fairleigh Dickinson University.

      Joseph Shaker has been Regional Vice President - East Division since 2002. He was President and Chief Operating Officer of Hometown from October 1, 1997 to February 7, 2000. In addition, from 1991 he was the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln

Mercury Autocare in Connecticut. In 1992, at the request of Ford Motor Company, he developed the pilot free-standing neighborhood Autocare Center which has become the model for free-standing neighborhood auto maintenance centers established by Ford Motor with certain of its other dealers. He also started Shaker's Lincoln Mercury limousine department in 1992 and has been responsible for its growth and implementation. He is a Member of the Executive Committee of the NADA 20 Group. He is the brother of Steven Shaker, the Regional VP - North Division, and a first cousin of Corey Shaker, the Chief Executive Officer and a director of Hometown. He holds a B.S. (Management) degree from Bentley College.

      H. Dennis Lauzon has been the President and owner of Parkway Toyota since 1978. Mr. Lauzon is on the Toyota Dealers Advertising Board as well as the Dealer Council. He is also on the board of Trustees for Hackensack University Medical Center. Mr. Lauzon attended Fairleigh Dickinson University.

      Timothy C. Moynahan has been a founding partner in the law firm Moynahan, Minnella, Broderick and Tindall since 1974. Mr. Moynahan is a director of The Institute of Human Virology, at the University of Maryland School of Medicine. He is also the President of the Connecticut Chapter of the Ireland Chamber of Commerce, a non-profit organization which promotes economic relationships between the United States and Ireland and is Vice-President of the Paula A. Moynahan Skin Care Company, a manufacturer of skin care products. Mr. Moynahan holds a BS degree in History from Providence College and a JD degree from Catholic University School of Law.

      Steven A. Fournier has been the President and Chief Executive Officer of Gar-Kenyon Technologies, LLC, a manufacturer of hydraulic aerospace components, since December 2001. He previously was President and Chief Operating Officer of Matthews Ventures, a diversified holding company, from 1992. Mr. Fournier currently serves as Director, Treasurer, and member of the executive committee of the Greater New Haven Chamber of Commerce. Mr. Fournier received a Bachelor of Science Degree in Accounting from Bentley College in 1975 and is a Certified Public Accountant.

      Bernard J. Dzinski Jr. has been a partner with Charles Heaven & Co., CPA's since 2000 and was a manager since 1990. He currently serves on the Board of Directors of the Waterbury Rotary Club. Mr. Dzinski received a Bachelor of Science in Accounting from Providence College in 1985 and is a Certified Public Accountant.

The Board Recommends A Vote FOR The Election Of Each Of The Nominees.

Committees of the Board of Directors

      During the last fiscal year, Hometown's Board of Directors held 15 meetings. Hometown's Board of Directors has established audit and compensation committees, whose members are composed of two non-employee directors: Messrs. Moynahan and Fournier. It is anticipated that Mr. Dzinski will be appointed to the audit and compensation committees. It is the intention of Hometown to appoint only independent directors to the Audit and Compensation Committees.

      Hometown's Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as an Appendix. The Audit Committee meets with management and Hometown's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met with the auditors to review the planned scope and the results of the audit. The members of the Audit Committee consist of Messrs. Moynahan and Fournier, both of who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers'.) The Audit Committee met 7 times in fiscal year 2002. (See also "Audit Committee Report," below.)

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Hometown, reviews general policy matters relating to compensation and benefits of employees of Hometown and administers the issuance of stock options and discretionary cash bonuses to Hometown's officers, employees, directors and consultants. The Compensation Committee met 2 times in fiscal year 2002. The report of the Compensation Committee appears below.

      All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which that director served during the full fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

      Hometown has leased from various affiliates the premises occupied by certain of its dealerships. Each of the governing leases became effective as of the closing of the initial public offering, has a term expiring in 2013, is on a triple net basis and provides for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009. Hometown believes that each lease was at their fair market value at inception.

      Hometown leases, for an initial annual base rental of $240,000, the premises occupied by its Lincoln Mercury dealership in Watertown, Connecticut, and for an initial base rental of $240,000 and $72,000 respectively, the premises occupied by the Family Ford and Shaker Jeep/Eagle dealerships in Waterbury, CT from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey E. Shaker, Steven Shaker and Janet Shaker. Corey E. Shaker is the CEO, Director and a principal stockholder of Hometown. Steven Shaker is the Regional Vice President - North Division and a principal stockholder of Hometown. Joseph Shaker is the Regional Vice President
- East Division, Director and a principal stockholder of Hometown. Janet Shaker is an employee and a principal stockholder of Hometown.

      Hometown leases, for an initial annual base rental of $360,000 and $396,000 respectively the premises occupied by its Toyota ("Toyota") dealership in Clinton, New Jersey and its Chevrolet/Oldsmobile ("Chevy") dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, whose partners are William C. Muller Jr. and his spouse, Michele Muller. William C. Muller Jr. is Regional Vice President-South Division, director and a principal stockholder of Hometown. The Toyota and Chevy leases are treated as capital leases. In connection with the acquisition in 1999 of real estate used by Baystate Lincoln Mercury, Hometown guaranteed the mortgage debt of Rellum Realty Company. The 1999 guaranty was given in substitution for a February 1998 guaranty of that debt by the Muller Group, a subsidiary of Hometown. As of December 31, 2002 the mortgage debt balance is $4.9 million. Hometown makes annual lease payments of $756,000 to the landlord. The annual mortgage payments made by the landlord total approximately $774,000. The mortgage matures March 2013.

      Hometown leases, for an initial annual base rental of $360,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is a director for the term which will expire at the 2003 annual meeting of stockholders, and he is a principal stockholder of Hometown.

Legal Proceedings

      In May 2001, Hometown's wholly-owned subsidiary Morristown Auto Sales, Inc. ("Morristown") assigned to Crestmont MM, L.P. (the "Assignee") the lease for the premises, where it was operating its Lincoln Mercury dealership in Morristown, New Jersey. On or about July 12, 2002, Morristown received notice from the landlord that the Assignee had not paid the required monthly rent, maintained the premises in accordance with the lease, nor provided the required insurance for the premises. In September 2002, Hometown received notice of a complaint filed by the landlord against Hometown, Morristown and certain former officers seeking payment of rent and other obligations through June 2005. In October 2002, Morristown filed a complaint against the Assignee to recover any potential damages from the Assignee as provided under the lease assignment. The Assignee has made a claim against Hometown for breach of the assignment agreement and misrepresentation of the use of the subject property. The Assignee has also brought a claim against Morristown's president, Hometown's Chief Executive Officer, for misrepresentation. Total anticipated costs for the remainder of the lease term, through June 2005, is $540,000 for rent plus certain other costs. Hometown believes it has meritorious defenses to the claim and counterclaim and intends to vigorously defend this action. In fact the landlord has leased the premises for the period January 29, 2003 through January 29, 2004 for a total of $120,000, to another tenant thereby significantly reducing Morristown's exposure to a damages judgment for lost rent. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

      In July 2002, Hometown received notice of a complaint filed by the Trust Company of New Jersey ("Trust Company") for payment under certain guaranty agreements allegedly made by Hometown's wholly-owned subsidiary Westwood Lincoln Mercury Sales, Inc. ("Westwood") in favor of Trust Company in connection with a sale of vehicles in 1998. Trust Company is seeking approximately $390,000 plus other costs. Hometown does not believe that Westwood has any obligations under the guaranty agreements due to certain actions taken by Trust Company in relation to the underlying debt, the debtor and other guarantors. Hometown believes it has meritorious defenses and intends to vigorously defend this action. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

      On or about February 7, 2001, Salvatore A. Vergopia and Edward A. Vergopia, directors for the term ending at the 2003 Annual Meeting of Stockholders, and formerly executive officers of Hometown, and Janet Vergopia, the wife of Salvatore A. Vergopia (the "Vergopias") filed a complaint in the Superior Court of New Jersey in Bergen County, against Hometown, its officers and directors, certain holders of its Class B common stock, and certain other unnamed persons, alleging breach of two employment agreements, wrongful termination of employment, breach of a stockholders' agreement and certain other wrongful conduct, including age discrimination and breach of fiduciary duty. The Vergopias are seeking back pay, front pay, compensatory, consequential and punitive damages, for an unspecified amount as well as, reinstatement, injunctive and other legal and equitable relief. Salvatore A. Vergopia and Edward A. Vergopia have also commenced a second action for defamation against Hometown and its Chief Executive Officer, which has been consolidated with the action initially filed.

      We have retained litigation counsel to represent us in this action. A motion has been granted such that only a single shareholder remains as an individual shareholder defendant. Also, Hometown has filed counterclaims to recover damages associated with the Vergopia's breaches of certain agreements, as well as breaches of their fiduciary duties. Discovery is proceeding in this action.

      We believe that the Vergopias commenced this action in response to our dismissal of both Salvatore A. Vergopia and Edward A. Vergopia from their officerships and employment positions with us. We believe we have meritorious defenses and are vigorously defending this action. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

      Universal Underwriters Group ("Universal"), Hometown's insurance provider, commenced a lawsuit against The Chubb Group of Insurance Companies ("Chubb"), Hometown's Director and Officer Liability Insurance provider, Hometown, certain officers, directors and shareholders of Hometown and the Vergopias seeking a declaration of its coverage obligations with respect to the suit brought by the Vergopias discussed above. The suit has been consolidated with the suit brought by the Vergopia's for discovery and case management purposes. Universal originally acknowledged its obligation to defend and indemnify Hometown against the Vergopia's claims and engaged separate counsel to represent Hometown and its directors. Universal is now seeking to limit its obligations under the comprehensive insurance policy as well as require Chubb, to share in defense and indemnity obligations. Hometown originally commenced an action seeking affirmative declaration of its rights under its policy with Universal, but allowed this action to be stayed pending a resolution of the action brought by Universal. Hometown has brought counterclaims against Universal and a cross-claim for declaratory judgment against Chubb. Hometown maintains that the insurers are obligated to defend and indemnify on all claims brought by the Vergopias. Discovery is ongoing on this matter. Hometown believes it has meritorious claims and is vigorously defending this action and prosecuting its counterclaims and cross-claims. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

      The following Summary Compensation Table sets forth all compensation earned in all capacities, during the fiscal year ended December 31, 2002, 2001 and 2000 by (i) Hometown's Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 2002 fiscal year and whose salary, exceeded $100,000 (collectively, the "Named Executive Officers").

                                      COMPENSATION TABLE
--------------------------------------------------------------------------------------------
                                                    Annual Compensation
                          ------------------------------------------------------------------
                          Fiscal Annual
Name and Principal            Year                           Bonus                    Option
Position                  Compensation      $ Salary          (1)         Other       Grants
--------                  -------------     --------         -----
Corey E. Shaker,             2002          250,000               --       6,840       50,000
President and Chief          2001          250,000(2)            --       7,000       50,000
Executive Officer            2000          200,000               --       7,000           --

William C. Muller, Jr.       2002          200,000          101,844       9,673           --
Regional Vice                2001          200,000          130,372          --       30,000
President-South              2000          200,000               --          --           --
Division

Steven Shaker,               2002          125,000            1,325       2,600           --
Regional Vice                2001          118,600           10,000       2,600       30,000
President-North              2000          110,000               --       3,000           --
Division

Joseph Shaker,               2002(3)       196,350               --       8,000           --
Regional Vice
President-East
Division

Charles F. Schwartz,         2002(4)       160,000           20,000       1,749           --
Chief Financial
Officer and
Secretary

----------
(1) The amounts shown are cash bonuses earned in the specified year. A portion of these bonuses may be paid in the first quarter of the following year.

(2)   Includes amounts paid after year-end.

(3) Named Regional Vice President-East Division in 2002. Includes compensation for entire year.

(4)   Has been Chief Financial Officer since January 2002.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable
                                                                                       Value At Assumed
                        Number of     Percent of                                     Annual Rates of Stock
                         Shares      Total Options                                  Price Appreciation for
                       Underlying     Granted to                                           Option
                         Options     Employees in     Exercise                             Term(2)
                       Granted(#)     Fiscal Year       Price       Expiration             -------
     Name                 (1)            2002         ($/Share)        Date            5%            10%
     ----                 ---            ----         ---------        ----            --            ---
Corey E. Shaker         50,000           100%           $0.48       April 2007       $6,631        $14,652

(1) The options vest with respect to one-third of the shares of Common Stock covered by the options on each of the first, second and third anniversary of the Option Grant Date, April 29, 2002.

(2) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that the Common Stock of Hometown appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the respective options. All the options issued in 2002 were issued at the market price at the date of issuance. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect Hometown's projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Hometown, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      The following table summarizes options exercised during fiscal 2002 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

                                                 Number of Securities        Value of
                                                      Underlying        Unexercised In-the-
                                                 Unexercised Options      Money Options at
                        Acquired                  at Fiscal Year-End      Fiscal Year-End
                           on       Value           Exercisable (E)       Exercisable (E)
Name                    Exercise   Realized        Unexercisable (U)     Unexercisable (U)
----                    --------   --------        -----------------     -----------------
Corey E. Shaker            --         --               83,166  E                 --
President and Chief                                    83,334  U
Executive Officer

William C. Muller, Jr.     --         --               30,000  E                 --
Regional Vice                                          20,000  U
President - South

Steven Shaker              --         --               20,000  E                 --
Regional Vice                                          20,000  U
President - North

Joseph Shaker,             --         --               36,500  E                 --
Regional Vice
President-East

Charles F. Schwartz,       --         --               16,666  E                 --
Chief Financial                                        33,334  U
Officer and Secretary

      In general, the option agreements shall be exercisable only so long as the Optionee shall continue to be an employee of Hometown and within the thirty-day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. In the event the Optionee is unable to continue his employment with Hometown as a result of his total and permanent disability, he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. In the event of death of the Optionee, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of Hometown and shall have been in Continuous Status (as defined in Hometown's Stock Option Plan) as an employee from the date hereof; or within thirty (30) days after the termination of Continuous Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Employment Contracts

      In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of Hometown's initial public offering in July 1998, with Corey E. Shaker, William C. Muller, Jr., Joseph Shaker and Steven Shaker. The agreement for Corey E. Shaker provides for an annual base salary of $200,000, which increased to $250,000 in 2001. The agreement for William C. Muller provides for an annual base salary of $200,000, which increased to $215,000 in 2003. The agreement for Joseph Shaker provides for an annual base salary of $200,000 and the agreement for Steven Shaker provides for an annual base salary of $100,000, which increased to $125,000 in 2001.

      Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the directors serving on the Compensation Committee are employees or officers of Hometown. No director or executive officer of Hometown is a director or executive officer of any other corporation that has a director or executive officer who is also a director of Hometown.

1998 Stock Option Plan

      In February 1998, as further amended in August 2002, in order to attract and retain persons necessary for the success of Hometown, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 830,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of Hometown and consultants to Hometown are eligible to receive incentive and/or non-incentive stock options. The Board of Directors will administer the Stock Option Plan, which expires in January 2008, or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. For grants to the Named Executive Officers see the chart above titled "AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES."

Employee Benefit Plan

      In October 1999, Hometown amended and restated the E.R.R. Enterprises, Inc. Profit Sharing/401(k) Plan, (the "Amended Plan") into the HOMETOWN AUTO RETAILERS, INC. 401K Plan (the "Plan") effective October 1, 1999, for the benefit of eligible employees, as defined. Participants may make voluntary contributions of up to 15% of their compensation, subject to certain IRS limitations. Hometown may make annual matching contributions to the Plan at its discretion. No Contributions were made by Hometown to the Plan for the years ended December 31, 2002, 2001 and 2000. Corey E. Shaker and Joseph Shaker are the Trustees of the Plan.

Compensation of Directors

      Each non-employee Director receives a fee of $1,000, for each meeting attended in person and $250 for each meeting attended telephonically and reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person, other than meeting directly following or preceding Board meetings and $125 for each committee meeting attended telephonically. In addition, each non-employee Director receives options to purchase an additional 2,500 shares of Common Stock on the date of

Hometown's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

Limitation of Directors' Liability and Indemnification

      The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. Hometown's Certificate of Incorporation limits the liability of Directors of Hometown to Hometown or its shareholders to the fullest extent permitted by Delaware law.

      Hometown's Certificate of Incorporation provides mandatory indemnification rights to any officer or Director of Hometown who, by reason of the fact that he or she is an officer or Director of Hometown, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or Director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act may be provided to officers and Directors or persons controlling Hometown, Hometown has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Except for the litigation described in Legal Proceedings above, there is no pending litigation or proceeding involving a Director, officer, employee or agent of Hometown in which indemnification by Hometown will be required or permitted.

Report of the Compensation Committee on Executive Compensation

      The primary purposes of the Compensation Committee are to establish and maintain competitive, fair and equitable compensation practices designed to attract and retain key management employees throughout the Corporation and to establish appropriate incentives to motivate and reward key management employees for achieving or exceeding established performance goals; and to oversee the competency and qualifications of senior management personnel and the provisions of senior management succession planning. The Compensation Committee is responsible for a broad range of activities which include (i) recommending to the full Board of Directors the salary(ies) of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer after an evaluation of market data, internal salary relationships as provided by the Corporation's executive compensation professionals, and such other factors as the Committee deems appropriate; (ii) recommending to the full Board of Directors the salaries for other elected Corporate Officers and selected key management employees after reviewing the recommendations made by the Chief Executive Officer and the Chief Operating Officer; (iii) recommending to the full Board of Directors the type of incentive plans, if any, which will be offered to management employees; and (iv) administering the Corporation's 1998 Incentive Stock Option Plan, to include, after reviewing the recommendations of the Chief Executive Officer and the Chief Operating Officer, determining the employees to be eligible for plan participation.

      Due to the existence of five-year employment agreements between Hometown and certain of its key officers, which do not expire until July 2003, the scope of the Compensation Committee's duties has been limited.

                                        COMPENSATION COMMITTEE

                                        Steven A. Fournier
                                        Chairman

                         COMPARE CUMULATIVE TOTAL RETURN
                      AMONG HOMETOWN AUTO RETAILERS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [LINE GRAPH OMITTED]

                     ASSUMES $100 INVESTED ON JULY 29, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

The above graph shows a comparison of cumulative total returns for Hometown, the NASDAQ Market Index, and a Peer Group from Hometown's SIC Code Index from the date of the initial public offering.

(1) The Peer Group Index includes the following companies: Asbury Automotive Group, Auto Nation Inc., CarMax Inc., Group 1 Automotive, Inc., Lithia Motors Inc., Major Automotive Companies, Inc., Motorcars Automotive Group, Rush Enterprises, Inc., Sonic Automotive Inc. and United Auto Group, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to Hometown regarding the beneficial ownership of Common Stock as of May 23, 2003 by (i) each person known to Hometown to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each Director of Hometown, (iii) each Named Executive Officer and (iv) all Directors, and Executive Officers of Hometown as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them.

      A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this proxy statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

o As of May 23, 2003, the total number of shares outstanding is 7,175,105, of which 3,564,605 shares are Class A common stock and 3,610,500 shares are Class B common stock.

      The total number of votes are based on the combined total of Class A and Class B common stock beneficially owned by the beneficial owner. The voting power percentage of each beneficial owner is determined by dividing the number of votes held by that person by the total number of votes outstanding, increased to reflect the number of votes of the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

o As of May 23, 2003, the total number of votes outstanding is 39,669,605, of which 3,564,605 votes are from Class A common stock outstanding and 36,105,000 votes are from Class B common stock outstanding;

o     Class A common stock have one (1) vote per share; and

o     Class B common stock have ten (10) votes per share.

                                                                                         % of
                                     Common Stock           % of Outstanding Equity    Aggregate
Name of Beneficial Owner          Beneficially Owned                 Owned              voting
                                 ---------------------     -------------------------   Power of
                                  Class        Class       Class     Class                all
                                    A            B           A         B       Total    Classes
                                 -------     ---------     -----     -----     -----   ---------
Officers and Directors
Salvatore A. Vergopia                 --       705,000        --     19.53      9.83     17.77
Corey E. Shaker                  236,714       265,080      6.37      7.34      6.85      7.25
William C. Muller, Jr            346,250       453,034      9.35     12.55     10.93     12.25
Edward A. Vergopia                    --       235,000        --      6.51      3.28      5.92
Steven Shaker                    145,142       206,424      4.00      5.72      4.86      5.56
Joseph Shaker                    184,326       321,812      5.07      8.91      6.98      8.56
Charles F. Schwartz               16,666            --        **        --        **        **
H. Dennis Lauzon                   3,333            --        **        --        **        **
Timothy C. Moynahan               31,667            --        **        --        **        **
Steven A. Fournier                31,667            --        **        --        **        **
All Directors, and Executive
Officers as a group (10
persons)                         995,765     2,186,350     24.42     60.56     41.39     56.89

5% Beneficial Owners
William C. Muller, Sr            288,000       308,718      7.86      8.55      8.20      8.49

**    Ownership is less than 1%

      Salvatore A. Vergopia has an address at 20 Bayberry Drive, Saddle River, New Jersey 07458. His beneficial ownership of our Class B common stock includes 225,600 shares owned by his wife, Janet.

      Edward A. Vergopia has an address at 4912 Pine Street Drive, Miami Beach, Florida 33140.

      Corey E. Shaker has an address at c/o Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown Connecticut 06795. His beneficial ownership of our common stock includes:

o 265,080 shares of Class B common stock, of which 15,980 shares are held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary;

o 84,500 shares of Class A common stock, including 72 shares (24 shares each for his children, Lindsay, Kristen and Edward) of which he is custodian;

o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     36,500 shares at $9.00 per share;

      o     30,000 shares at $3.00 per share;

      o     16,667 shares at $2.25 per share;

      o     16,667 shares at $1.25 per share;

      o     16,666 shares at $0.48 per share;

o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      William C. Muller, Jr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

o     453,034 shares of Class B common stock;

o     205,250 shares of Class A common stock;

o     1,000 shares of Class A common stock owned by his wife, Michele;

o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     20,000 shares at $9.00 per share;

      o     10,000 shares at $2.25 per share;

      o     10,000 shares at $1.25 per share;

o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

      Steven Shaker has an address at c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705. His beneficial ownership of our common stock includes:

o     206,424 shares of Class B common stock;

o     79,428 shares of Class A common stock;

o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     10,000 shares at $9.00 per share;

      o     10,000 shares at $2.25 per share;

      o     10,000 shares at $1.25 per share;

o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      Joseph Shaker has an address at c/o Baystate Lincoln Mercury, 571 Worcester Road, Framingham, Massachusetts 01701. His beneficial ownership of our common stock includes:

o 321,812 shares of Class B common stock of which 15,980 shares are held by the Richard Shaker Family Trust which Mr. Shaker is the Trustee and a beneficiary; and 40,000 shares are held by the Shaker Irrevocable Trust of which Mr. Shaker is Trustee;

o     112,112 shares of Class A common stock;

o an option to purchase 36,500 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share; and

o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      Charles F. Schwartz has an address at c/o Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown Connecticut 06795. His beneficial ownership of our common stock consist of an option to purchase 16,666 shares of Class A common stock, exercisable within the next 60 days at $0.68 per share.

      H. Dennis Lauzon has an address at 854 Sunset Avenue, Haworth, New Jersey 07641. His beneficial ownership of our common stock consist of an option to purchase 3,333 shares of Class A common stock, exercisable within the next 60 days at $0.65 per share.

      Timothy C. Moynahan has an address at 141 East Main Street, Waterbury, Connecticut 06722. His beneficial ownership of our common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

o     30,000 shares at $0.48 per share;

o     1,667 shares at $0.42 per share;

      Steven A. Fournier has an address at 446 Blake Street, New Haven, Connecticut 06510. His beneficial ownership of our common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

o     30,000 shares at $0.58 per share;

o     1,667 shares at $0.42 per share;

      William C. Muller, Sr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

o     308,718 shares of Class B common stock;

o     188,000 shares of Class A common stock; and

o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

      All shares and warrants are owned by The William C. Muller Revocable Living Trust of which William C. Muller Sr. is Trustee. William C. Muller Sr. is neither an officer nor director.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Hometown's officers and directors, and persons who own more than ten-percent of a registered class of Hometown's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Hometown with copies of all Section 16(a) forms they file.

      To the best of Hometown's knowledge, based solely on review of the copies of such forms furnished to Hometown, or written representations that no other forms were required, Hometown believes that all Section 16(a) filing requirements applicable with respect to all its current officers, directors and ten percent shareholders have been complied with as of the filing date of this proxy statement. However, Corey E. Shaker, William C. Muller, Jr., Steven A. Fournier and Timothy C. Moynahan were late in filing one (1) Statement of Changes in Beneficial Ownership on Form 4 during 2002 but have subsequently come into compliance. With respect to any former directors, officers, and ten-percent shareholders of Hometown, Hometown does not have any knowledge of any known failures to comply with the filing requirements of Section 16(a).

Audit Committee Report

      The Audit Committee has reviewed Hometown's audited statements for the year ended December 31, 2002. In conjunction with its review, the Audit Committee has met with the management of Hometown to discuss the audited financial statements. In addition, Hometown has discussed with its independent auditors, BDO Seidman LLP, the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from BDO Seidman LLP required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with BDO Seidman LLP its independence from management and Hometown. BDO Seidman LLP, has full and free access to the Audit Committee.

      Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hometown's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE:

                                        Timothy C. Moynahan
                                        Steven A. Fournier

Audit Fees

      The aggregate fees and expenses billed for the professional services rendered by BDO Seidman LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2002 and the reviews of Hometown's quarterly financial statements included in Hometown's Second and Third Quarter Form 10-Q filings for fiscal year 2002 totaled $108,000. The aggregate fees and expenses billed for the professional services rendered by Arthur Andersen LLP for the review of Hometown's quarterly financial statements included in Hometown's First Quarter Form 10-Q filing for fiscal year 2002 totaled $20,000.

      The aggregate fees and expenses billed for the professional services rendered by Arthur Andersen LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2001 and the reviews of Hometown's quarterly financial statements included in Hometown's Form 10-Q filings for fiscal year 2001 totaled $185,000.

Financial Information System Design and Implementation Fees

      Hometown did not incur any fees for professional services rendered by BDO Seidman LLP in connection with information systems design and implementation during the 2002 fiscal year.

      Hometown did not incur any fees for professional services rendered by Arthur Andersen LLP in connection with information systems design and implementation during the 2001 fiscal year.

All Other Fees

      Hometown incurred $5,500 in other fees for professional services rendered by BDO Seidman LLP other than the services covered in the paragraph above titled "Audit Fees".

      Other than $4,500 in fees associated with Hometown's filing on Form S-3, Hometown did not incur any other fees for professional services rendered by Arthur Andersen LLP other than the services covered in the paragraph above titled "Audit Fees".

Audit Committee Consideration

      Hometown's Audit Committee has considered whether BDO Seidman LLP's provision of the services which generated the Audit and Other Fees reported above was compatible with maintaining BDO Seidman LLP's independence as Hometown's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

      BDO Seidman LLP's services rendered in performing Hometown's audits for fiscal year 2002 were performed by full time, permanent employees and partners of BDO Seidman LLP. The report of BDO Seidman LLP with respect to Hometown's financial statements appears in Hometown's annual report for the fiscal year ended December 31, 2002. In response to our request, we have been advised by BDO Seidman LLP that a representative of BDO Seidman LLP will be at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 PROPOSAL NO. 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected BDO Seidman LLP as the independent public accountants of Hometown and its subsidiaries for 2003. BDO Seidman LLP has served as the independent public accountants of Hometown since July 2002. Although stockholder approval is not required, Hometown desires to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee of the Board of Directors action in appointing BDO Seidman LLP as the independent public accountants of Hometown and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

      On June 20, 2002, Hometown dismissed Arthur Andersen LLP as Hometown's independent public accountants and on July 11, 2002 appointed BDO Seidman LLP as Hometown's new independent public accountants for the fiscal year 2002. This change was made upon the recommendation of the Audit Committee of Hometown's Board of Directors and with the approval of Hometown's Board of Directors. The decision to change independent public accountants was based on the continuing uncertainty regarding Andersen's future.

      Andersen's reports on Hometown's consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 (Restated) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001 and December 31, 2000 (Restated) and through the date of Andersen's dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Hometown's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      Hometown provided Andersen with a copy of the foregoing disclosures.

The Board Recommends A Vote FOR The Ratification of the Appointment of BDO Seidman LLP for Fiscal Year 2003.

                                  MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at Hometown's 2004 Annual Meeting must be received by Hometown for inclusion in Hometown's proxy statement relating to that meeting not later than March 15, 2004. Such proposals should be addressed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

Other Matters

      Management knows of no other business which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by Hometown. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Hometown. Hometown also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Hometown, upon request, will reimburse them for their expenses in so doing.

Reports And Financial Statements

      Hometown's Annual Report for the year ended 2002, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

      A copy of Hometown's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Charles F. Schwartz
                                        ----------------------------------------
                                        Charles F. Schwartz, Chief Financial
                                        Officer and Secretary

Dated: Watertown, Connecticut
       June 26, 2003

                           APPENDIX I (FORM OF PROXY)

                          HOMETOWN AUTO RETAILERS, INC.
                                    P R O X Y
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                 August 7, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Corey E. Shaker and Charles F. Schwartz, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Hometown Auto Retailers, Inc. ("Hometown") to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Thursday, August 7, 2003 at 10:00 A.M., Eastern Daylight Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Hometown held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

1) ELECTION OF DIRECTORS: Corey E. Shaker, William C. Muller, Jr., Joseph Shaker, H. Dennis Lauzon, Timothy C. Moynahan, Steven A. Fournier and Bernard J. Dzinski, Jr.

FOR election of all nominees            |_|

WITHHOLD vote from all nominees         |_|

FOR all nominees,                       |_|
EXCEPT for nominee(s) listed below from whom Vote is withheld.

___________________________________________

2) RATIFICATION of the Appointment of BDO Seidman LLP for Fiscal Year 2003.

                FOR |_|         AGAINST |_|         ABSTAIN |_|

(Continued, and to be signed, on the Reverse Side)

--------------------------------------------------------------------------------
                                    FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                        Dated:                            , 2003


                                        ________________________________________
                                                Signature of Stockholder


                                        ________________________________________
                                                Signature of Stockholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                      APPENDIX II (AUDIT COMMITTEE CHARTER)

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.    PURPOSE AND SCOPE

      The primary purposes of the Audit Committee are, on behalf of the Board of Directors and through the oversight of the independent auditors: (1) to obtain a reasonable level of assurance that the Corporation's financial reports, practices, procedures and controls are within acceptable limits of sound practice and in accordance with the statutes, regulations, or statements of the Financial Accounting Standards Board, the Securities and Exchange Commission, the NASDAQ Stock Market and other relevant agencies and; and (2) to review such reports, practices, procedures and controls at least annually and at such other times if so desired by the Committee to gain insight as to the financial health of the Corporation and important factors and trends related thereto and compliance with the Corporation's practices for managing legal and regulatory compliance.

      The Board of Directors shall annually appoint an Audit Committee, which shall consist of not less than three members of the Board of Directors. Members may not be officers of the Corporation or any of its subsidiaries and also shall be independent of management. At the time of appointment of the Committee, the Directors shall designate one of the members of the Committee to be its Chairman, to serve until a successor is designated. The Committee has the authority to retain counsel and experts as deemed appropriate.

II.   DUTIES AND RESPONSIBILITIES

      The Audit Committee is responsible for a broad range of activities which include:

      o Recommend to the Board the selection, retention or termination of the Corporation's independent public accountants.

      o Discuss and approve the scope of professional services provided by the independent public accountants and consider the possible effect of the performance of such service on the independence of the public accountants.

      o Discuss and approve the arrangements (including the estimated fee) and the proposed overall scope of the annual audit with management and the independent public accountants.

      o Review and concur in the appointment, replacement, reassignment, or dismissal of the Corporation's Chief Financial Officer.

      o Discuss matters of concern to the Audit Committee, the independent public accountants or management relating to the annual financial statements or other results of the audit.

      o Consider and review with the independent public accountants and the Corporation's Chief Financial Officer their options as to the adequacy of the Corporation's system of internal accounting controls.

      o Review with management and the independent public accountants at the completion of the annual examination:

            >> The Corporation's annual financial statements and related footnotes.

            >> The independent public accountants' audit of the financial statements and their report thereon.

            >> The independent public accountants' management letter with respect to the audit and proposals for changes emanating therefrom.


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

            >> Any significant changes required in the independent public accountants' audit plan.

            >> Any serious difficulties or disputes with management encountered during the course of the audit.

            >> Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

            Consider and review with management and the Corporation's Chief Financial Officer:

            >>    The scope of the annual audit plan.

            >> Significant findings during the year and management's responses thereto.

            >> Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

            >>    Any changes required in the planned scope of their audit plan.

      o Review with the independent public accountants the methods of establishing and monitoring the Corporation's policies to prohibit unethical, questionable or illegal activities by employees of the Corporation.

      o Review with management and the independent public accountants the anticipated effect of any material changes in accounting policies or standards as well as any unusual or significant commitments or contingent liabilities.

      o Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

      o Meet with the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or the independent public accountants believe should be discussed privately with the Audit Committee.

      The Audit Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board of Directors.

III.  OPERATING PROCEDURES

      The operating procedures for this Committee with respect to meetings, Notice of Meetings, Quorums and Manner of Acting, and Records shall be the same as stipulated for the Board as spelled out in the Corporation's By-laws.

IV.   ACCOUNTABILITY

      This Committee shall report to the Board of Directors at its next regular meeting all such actions it has taken since the previous report.


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